                                                                EXHIBIT 21.1

     Applied Digital Solutions, Inc.
     List of Subsidiaries


Company Name                                                         Country or State of Incorporation/Formation
ACT Communications Inc.                                              Delaware
ACT-GFX Canada, Inc.                                                 Ontario, Canada
ADS Bay Area, Inc. f/k/a Lynch, Marks & Associates, Inc.             California
ADS Monterey, Inc. f/k/a Hornbuckle Engineering, Inc.                California
ADSI Telecomm Services, Inc.                                         Pennsylvania
ADSI Telecomm Services of Maryland, Inc.                             Maryland
Advanced Telecomm of Maryland, Inc.                                  Pennsylvania
Advanced Telecomm of Pittsburgh                                      Pennsylvania
Advanced Telecommunications, Inc.                                    Illinois
The Americom Group, Inc.                                             Louisiana
Applied Digital Oracle Practice, Inc. f/k/a Port Consulting, Inc.    Florida
Applied Digital Retail, Inc. f/k/a Transatlantic Software
 Corporation Inc.                                                    Delaware
Applied Digital Retail Limited f/k/a Transatlantic Software
 Corporation Limited                                                 United Kingdom
Applied Digital Solutions Financial Corp.                            New Hampshire
Applied Digital Solutions International Limited                      United Kingdom
Arjang, Inc. f/k/a Applied Digital Retail, Inc. f/k/a STR, Inc.      Ohio
BALVA Financial Corporation                                          Maryland
Blue Star Electronics, Inc.                                          New Jersey
Bostek, Inc.                                                         Massachusetts
Caledonian Venture Holdings Limited                                  United Kingdom
Computer Equity Corporation                                          Delaware
Cybertech Station, Inc.                                              Pennsylvania
Digital Angel Corporation f/k/a Medical Advisory Systems, Inc.       Delaware
Digital Angel Technology Corporation f/k/a Digital Angel
 Corporation f/k/a Digital Angel.net Inc.                            Delaware
Digital Angel Holdings, LLC                                          Minnesota
Digital Highways, Inc.                                               Virginia
Elite Computer Services, Inc.                                        New Jersey
Federal Convention Contractors, Inc.                                 Delaware
Federal Services, Inc.                                               Delaware
Government Telecommunications, Inc.                                  Virginia
Independent Acquisition, Inc.                                        California
Information Technology Services, Inc.                                New York
InfoTech USA, Inc. f/k/a Information Products Center, Inc.           New Jersey
Intellesale, Inc. f/k/a Intellesale.com, Inc.                        Delaware
Micro Components International Incorporated                          Massachusetts
Neirbod Corp. f/k/a ACT Wireless Corp.                               Delaware
Norcom Resources Incorporated                                        Minnesota
Payless Communications Inc.                                          British Columbia, Canada
PDS Acquisition Corp.                                                Delaware
Perimeter Acquisition Corp.                                          Delaware
Pizarro Re-Marketing, Inc.                                           Texas
Precision Point Corporation                                          Delaware
Service Transport Company                                            New Jersey
Signal Processors Limited                                            United Kingdom
Signature Industries Limited                                         United Kingdom
SysComm International Corporation                                    Delaware




Company Name                                                         Country or State of Incorporation/Formation
Teledata Concepts, Inc.                                              Florida
Thermo Life Energy Corp. f/k/a Advanced Power Solutions, Inc.        Delaware
TigerTel Communications Inc. successor by merger with TigerTel
 Telecommunications Corp. f/k/a Consolidated Technologies
 Holdings Inc.*                                                      British Columbia, Canada
Timely Technology Corp.                                              California
U.S. Kite & Key Corp. f/k/a U.S. Electrical Products Corp.           New Jersey
VeriChip Corporation f/k/a Surgical Identification Services, Inc.    Delaware
WebNet Services, Inc.                                                New York
WYR, Inc. f/k/a GDB Software Services, Inc.                          New York




* Applied Digital Solutions, Inc. owns 21.88% of the corporation